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                                                                      EXHIBIT 21



                                  SUBSIDIARIES

All of the following subsidiaries are either directly or indirectly owned by The
TJX Companies, Inc.
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                                                  STATE OR JURISDICTION       NAME UNDER WHICH
                                                    OF INCORPORATION            DOES BUSINESS
OPERATING SUBSIDIARIES                               OR ORGANIZATION           (IF DIFFERENT)
----------------------                            ---------------------       ----------------
NBC Attire Inc.                                   Massachusetts
Newton Buying Corp.                               Delaware
NBC Distributors Inc.                             Massachusetts
NBC Merchants, Inc.                               Indiana
NBC Charlotte Merchants, Inc.                     North Carolina
NBC Nevada Merchants, Inc.                        Nevada
NBC Philadelphia Merchants, Inc.                  Pennsylvania
NBC Pittston Merchants, Inc.                      Pennsylvania
NBC Houston Merchants, Inc.                       Texas
NBC Manteca Merchants, Inc.                       California
TJX Incentive Sales, Inc.                         Virginia
Marmaxx Operating Corp.                           Delaware                    T.J. Maxx/Marshalls
Marshalls Atlanta Merchants, Inc.                 Georgia
Marshalls Bridgewater Merchants, Inc.             Virginia
Marshalls Woburn Merchants, Inc.                  Massachusetts
Marshalls of MA, Inc.                             Massachusetts
New York Department Stores                        Puerto Rico                 Marshalls
   de Puerto Rico, Inc.
Marshalls of Richfield, MN, Inc.                  Minnesota
Marshalls of Northridge-Devonshire, CA, Inc.      California
Marshalls of Glen Burnie, MD, Inc.                Maryland
Marshalls of Beacon, VA, Inc.                     Virginia
Marshalls of Laredo, TX, Inc.                     Texas
Marshalls of Calumet City, IL, Inc.               Illinois
Marshalls of Chicago-Clark, IL, Inc.              Illinois
Marshalls of Streamwood, IL, Inc.                 Illinois
Marshalls of Chicago-Brickyard, IL, Inc.          Illinois
Marshalls of Matteson, IL, Inc.                   Illinois
Marshalls of Elizabeth, NJ, Inc.                  New Jersey
Marshalls of Nevada, Inc.                         Nevada
Newton Buying Company of CA, Inc.                 Delaware                    Marshalls
Strathmex Corp.                                   Delaware
HomeGoods, Inc.                                   Delaware
H.G. Merchants, Inc.                              Massachusetts
H.G. Indiana Distributors, Inc.                   Indiana
H. G. Conn. Merchants, Inc.                       Connecticut
HomeGoods of Puerto Rico, Inc.                    Puerto Rico
NBC Apparel, Inc.                                 Delaware
NBC Apparel                                       United Kingdom              T.K. Maxx
T.K. Maxx Group Limited                           United Kingdom
T.K. Maxx                                         United Kingdom
NBC Card Services Ltd.                            United Kingdom

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                                                  STATE OR JURISDICTION       NAME UNDER WHICH
                                                    OF INCORPORATION            DOES BUSINESS
OPERATING SUBSIDIARIES                               OR ORGANIZATION           (IF DIFFERENT)
----------------------                            ---------------------       ----------------
T.K. Maxx Ireland                                 Ireland
Concord Buying Group, Inc.                        New Hampshire               A.J. Wright
AJW Merchants Inc.                                Massachusetts               A.J. Wright
NBC Manager, LLC                                  Delaware
NBC Trust                                         Massachusetts
NBC Operating, LP                                 Delaware
NBC GP, LLC                                       Delaware
T.J. Maxx of CA, LLC                              Delaware
T.J. Maxx of IL, LLC                              Delaware
Marshalls of CA, LLC                              Delaware
Marshalls of IL, LLC                              Delaware
NYDS, LLC                                         Delaware
AJW South Bend Merchants, Inc.                    Indiana
Bob's Stores Corp                                 New Hampshire
Bob's Conn. Merchants, Inc.                       Connecticut
WMI-1 Holding Company                             Nova Scotia, Canada
WMI-99 Holding Company                            Nova Scotia, Canada
Winners Merchants International, L.P.             Ontario, Canada
NBC Holding, Inc.                                 Delaware
NBC Hong Kong Merchants Limited                   Hong Kong


LEASING SUBSIDIARIES
--------------------
Cochituate Realty, Inc.                           Massachusetts
NBC First Realty Corp.                            Indiana
NBC Second Realty Corp.                           Massachusetts
NBC Fourth Realty Corp.                           Nevada
NBC Fifth Realty Corp.                            Illinois
NBC Sixth Realty Corp.                            North Carolina
NBC Seventh Realty Corp.                          Pennsylvania
AJW Realty of Fall River, Inc.                    Massachusetts
H.G. Brownsburg Realty Corp.                      Indiana
H.G. Conn. Realty Corp.                           Delaware
AJW South Bend Realty Corp.                       Indiana
Progress Lane Realty Corp                         Connecticut

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